Exhibit 99.3

FOR IMMEDIATE RELEASE	NR11-41

DYNEGY INC. AND DYNEGY HOLDINGS, LLC FILE PROPOSED CHAPTER 11 PLAN OF
REORGANIZATION FOR DYNEGY HOLDINGS, LLC

FILING MARKS THE INITIAL STEP TOWARD THE CONCLUSION OF THE SUBSIDIARY’S
CHAPTER 11 CASE

HOUSTON (December 1, 2011) — Dynegy Inc. (NYSE: DYN) today announced that it has joined its subsidiary, Dynegy Holdings, LLC (DH), in filing a proposed Plan of Reorganization for DH (the DH Plan) with the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (Bankruptcy Court). The DH Plan provides for the treatment and satisfaction of all claims against DH, including its senior and subordinated notes and its guaranties of its Roseton and Danskammer lease obligations. If confirmed by the Bankruptcy Court, the proposed DH Plan will settle all pending and potential causes of action related to Dynegy’s out-of-court restructuring efforts and will materially reduce the debt on its consolidated balance sheet. The DH Plan filing represents an important step toward the resolution of DH’s chapter 11 case and the successful implementation of the restructuring support agreement announced on November 7, 2011.

“The filing of the proposed Plan of Reorganization represents an important milestone in DH’s chapter 11 case and maintains momentum toward DH’s expeditious emergence from bankruptcy in 2012,” said Robert C. Flexon, President and Chief Executive Officer of both Dynegy and DH. “We continue to work with our stakeholders and appreciate the support of significant creditors as we work toward lessening Dynegy’s overall debt load.”

Under the terms of the proposed DH Plan and consistent with the previously announced restructuring support agreement, all creditors holding unsecured obligations of DH, including $3.4 billion of senior notes, $200 million of subordinated notes, approximately $130 million of accrued interest, and the guaranty obligations associated with the Roseton and Danskammer leases, will receive —

•                  a $400 million cash payment, subject to adjustment as set forth in the Plan;

•                  $1.0 billion, subject to adjustment as set forth in the Plan, of new 11% senior secured notes due 2018 to be issued by Dynegy and secured by the equity and assets of certain entities owning the Company’s separate coal and gas-fueled generating businesses (or an equivalent cash payment, if the Company obtains the financing elsewhere on no less favorable terms); and

•                  $2.1 billion of Dynegy’s new convertible preferred stock. The convertible preferred stock will not be convertible at the option of the holders but will mandatorily convert into common stock comprising 97% of Dynegy’s fully diluted common stock on December 31, 2015, if not earlier redeemed. Dynegy will have the right to redeem the convertible preferred stock, subject to certain restrictions, at varying discounts through the end of 2013.

The DH Plan was filed with a Disclosure Statement that contains a historical profile of DH, a description of proposed distributions to creditors, and an analysis of the DH Plan’s feasibility, as well as many of the technical matters required for DH to emerge from chapter 11. The DH Plan and Disclosure Statement have not been approved by the Bankruptcy Court and are subject to further negotiations with stakeholders. Once the Disclosure Statement is approved, DH will begin soliciting its creditors for approval of its Plan. Dynegy and DH can make no assurance as to when, or ultimately if, the DH Plan will become effective. Effectiveness of the DH Plan is subject to a number of conditions, including the approval of the requisite numbers of DH’s creditors and the entry of certain orders by the Bankruptcy Court. There can be no assurances that such conditions will be satisfied, and Dynegy and DH cannot provide assurance that the DH Plan will become effective on the terms described herein or at all.

More information about DH’s chapter 11 proceeding, including the DH Plan and Disclosure Statement, is available at http://dm.epiq11.com/dynegyholdingsllc.

DH is represented in the chapter 11 proceedings by Sidley Austin LLP as reorganization counsel. Dynegy and its other subsidiaries are represented by White & Case LLP. Dynegy is advised by Lazard Frères & Co. LLC and DH’s financial advisor is FTI Consulting.

ABOUT DYNEGY

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities. The Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants. The DNE portfolio consists of approximately 1,693 megawatts from two power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

FORWARD LOOKING STATEMENTS

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning the DH Plan, Disclosure Statement, restructuring support agreement and the anticipated outcomes of the chapter 11 proceedings. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy and DH is contained in our filings with the Securities and Exchange Commission (the SEC). Specifically, Dynegy and DH make reference to, and incorporate herein by reference, the section entitled

“Risk Factors” in our most recent Form 10-K and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in our SEC filings, the forward-looking statements included in this press release could be affected by, among other things, (i) any unanticipated expense or delay resulting from the chapter 11 process, which is inherently unpredictable; (ii) beliefs and assumptions regarding our ability to continue as a going concern; (iii) ability to obtain approval of the Bankruptcy Court with respect to the Disclosure Statement and the DH Plan and to consummate all the transactions contemplated by the restructuring support agreement; (iv) the anticipated effectiveness of the overall restructuring activities and any additional strategies to address our liquidity and our capital resources, including accessing the capital markets; (v) limitations on our ability to utilize previously incurred federal net operating losses or alternative minimum tax credits; (vi) the timing and anticipated benefits to be achieved through Dynegy’s company-wide cost savings programs, including its PRIDE initiative; (vii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (viii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (ix) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the impact on such prices from shale gas proliferation and the timing of a recovery in natural gas prices, if any; (x) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (xi) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (xii) beliefs and assumptions regarding our ability to enhance or protect long-term value for stockholders; (xiii) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xiv) beliefs and assumptions about weather and general economic conditions; (xv) expectations regarding Dynegy’s compliance with its new credit facilities, including collateral demands, interest expense and other payments; (xvi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability, Dynegy’s focus on safety and its ability to efficiently operate its assets so as to capture revenue generating opportunities and operating margins; (xvii) beliefs about the outcome of legal, regulatory, administrative and legislative matters; and (xviii) expectations regarding performance standards and estimates regarding capital and maintenance expenditures, including the Consent Decree and its associated costs and performance standards. Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

Contact:

Dynegy Inc.

Media: 713-767-5800

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Analysts: 713-507-6466